EXHIBIT 10.19
APPFOLIO, INC.

NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

As adopted by the Board of Directors on August 12, 2021
ARTICLE 1.

PURPOSES OF THE PLAN
1.1Purposes. The purpose of the Plan is to enhance the Company’s ability to attract and retain the services of highly qualified Nonemployee Directors of the Company and to relate the Nonemployee Directors’ interests more closely to the Company’s performance and the Company’s stockholders’ interests. The Plan is designed to permit Participants to defer all or a portion of their Compensation, until a Corporate Transaction of the Company, the termination of the Plan, a date specified by a Participant, the occurrence of an Unforeseeable Emergency, or a Participant’s death, Disability or Separation from Service. In addition, Participants may elect to have all or a portion of their deferred Cash Compensation converted into Restricted Stock Units.
ARTICLE 2.

DEFINITIONS
For purposes of this Plan, terms not otherwise defined herein shall have the meanings indicated below:
1.12015 Stock Incentive Plan. “2015 Stock Incentive Plan” means the Company’s 2015 Stock Incentive Plan.
1.2Administrator. “Administrator” means the Compensation Committee, unless otherwise determined by the Board.
1.3Accounts. “Accounts” mean, collectively, a Participant’s Cash Deferred Account, Stock Deferred Account, and Restricted Stock Unit Account under the Plan. Each Account shall be maintained solely as a bookkeeping entry by the Company to evidence an unfunded obligation of the Company.
1.4Account List. “Account List” means the list referenced in Section 4.2.
1.5Annual Fee. “Annual Fee” means the cash portion of any annual fee to which a Participant is entitled under the Company’s director compensation policy, as may be amended from time to time.
1.6Beneficiary. “Beneficiary” means any person, estate, trust, or organization entitled to receive any payment under the Plan upon the death of a Participant pursuant to Section 5.4.
1.7Board. “Board” means the Board of Directors of the Company.
1.8Cash Compensation. “Cash Compensation” means Annual Fees and the cash portion of any Stock Incentives.
1.9Cash Deferred Account. “Cash Deferred Account” means an account established and maintained by the Company in its books and records to reflect the interest of a Participant in the Plan resulting from a Participant’s deferred Cash Compensation, denominated in cash, for the benefit of the Participant and to record the adjustments thereto arising from hypothetical income, gains, losses, and any other credits or charges.
1.10Class A Common Stock. “Class A Common Stock” means the Class A Common Stock of the Company.
1.11Code. “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor statute.
1.12Committee. “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 6.1.
1.13Company. “Company” means AppFolio, Inc., a Delaware corporation, or any entity that is a successor to the Company.
1.14Compensation. “Compensation” means Cash Compensation and Stock Compensation.
1.15Compensation Committee. “Compensation Committee” means the Committee then designated as the “Compensation Committee” by the Board.
1.16Converted Restricted Stock Units. “Converted Restricted Stock Units” has the meaning set forth in Section 3.8.
1.17Corporate Transaction. “Corporate Transaction” has the meaning set forth in the 2015 Stock Incentive Plan, provided that, if (i) a transaction does not qualify as a change in control event within the meaning of Section 409A of the Code and (ii) treating such transaction as a Corporate Transaction would cause, give rise to or otherwise result in a failure to satisfy the distribution requirements of Section 409A(a)(2)(A) of the Code (to the extent the Plan and the applicable Deferral Election are not exempt therefrom), then such transaction will not be deemed a Corporate Transaction.
1.18Deferral Election. “Deferral Election” shall mean the Participant’s written election to defer a portion of his or her Cash Compensation, Stock Compensation, or Restricted Stock Units pursuant to Section 3.5 and consistent with such form of deferral election as is specified by the Administrator.
1.19Disability; Disabled. “Disability” or “Disabled” mean (a) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (b) a Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.
1.20Dividend Equivalent. “Dividend Equivalent” means an amount equal to the cash dividends paid by the Company with respect to each share of Class A Common Stock credited to a Participant’s Stock Deferred Account or subject to a Restricted Stock Unit credited to a Participant’s Restricted Stock Unit Account.
1.21Domestic Relations Order. “Domestic Relations Order” means a “domestic relations order” as defined in Section 414(p)(1)(B) of the Code.

1.22Effective Date. “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.
1.23Employee. “Employee” means any person who is currently employed by the Company.
1.24Enrollment Date. “Enrollment Date” means the Participation Date, January 1 of each Plan Year and such other dates as may be determined from time to time by the Administrator.
1.25Exchange Act. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.
1.26Fair Market Value. “Fair Market Value” on any given date means the value of one share of Class A Common Stock, determined as set forth in the 2015 Stock Incentive Plan.
1.27Hypothetical Investments. “Hypothetical Investments” has the meaning set forth in Section 4.2.
1.28Nonemployee Director. “Nonemployee Director” means each member of the Board who is not an Employee.
1.29Participant. “Participant” means each Nonemployee Director who is eligible to receive benefits under the Plan.
1.30Participation Date. “Participation Date” means the first date on which the Administrator shall permit a Participant to defer compensation under the Plan, but in no event later than thirty (30) days following the date the Nonemployee Director is first notified by the Administrator, or its designee, that the Nonemployee Director is eligible to participate in the Plan.
1.31Plan. “Plan” means this Nonemployee Director Deferred Compensation Plan of the Company.
1.32Plan Year. “Plan Year” means the twelve (12) month period commencing January 1st and ending on December 31st next following, except that the first Plan Year shall be the Effective Date through December 31, 2021.
1.33Restricted Stock Unit. “Restricted Stock Unit” means a right to receive an amount equal to the Fair Market Value of one share of Class A Common Stock, issued pursuant to the 2015 Stock Incentive Plan, subject to any restrictions and conditions as are established pursuant to the 2015 Stock Incentive Plan.
1.34Restricted Stock Unit Account. “Restricted Stock Unit Account” means the account maintained on the books of the Company for a Participant for the purpose of accounting for the Converted Restricted Stock Units.
1.35Separation from Service. “Separation from Service” means a Participant’s separation from service as a Nonemployee Director or an Employee, as applicable, within the meaning of Section 409A of the Code other than for death or disability. A transfer of employment within or among any entities in the same controlled group as the Company (as determined under Section 414(b) of the Code or Section 414(c) of the Code, as applied under Section 409A(d)(6) of the Code) shall not constitute a Separation from Service.
1.36Specified Employee. “Specified Employee” means a “specified employee” with respect to the Company (or a controlled group member (as determined under Section 414(b) of the Code or 414(c) of the Code, as applied under Section 409A(d)(6) of the Code)) determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code and Treasury Regulation Section 1.409A-1(i).
1.37Specified Payment Date. “Specified Payment Date” means a specified date or a fixed schedule (not to exceed fifteen (15) years) that, in each case, is nondiscretionary and objectively determinable at the time a Participant makes his or her Deferral Election.
1.38Stock Compensation. “Stock Compensation” means the portion of the Stock Incentives deliverable in shares of Class A Common Stock of the Company.
1.39Stock Deferred Account. “Stock Deferred Account” means an account established and maintained by the Company in its books and records to reflect the interest of a Participant in the Plan resulting from a Participant’s deferred Stock Compensation, for the benefit of the Participant and to record the adjustments thereto arising from Stock Compensation.
1.40Stock Incentive. “Stock Incentive” means the delivery of shares of Class A Common Stock of the Company, payment of cash or a combination thereof upon the exercise, vesting or settlement of all or a portion of any Award, to which a Participant is entitled under, and within the meaning of, the 2015 Stock Incentive Plan.
1.41Subsequent Change. “Subsequent Change” has the meaning set forth in Section 3.7.
1.42Trust. “Trust” has the meaning set forth in Section 4.1.
1.43Unforeseeable Emergency. “Unforeseeable Emergency” means (i) a severe financial hardship to the Participant resulting from an illness or accident of the Participant or the Participant’s spouse, Beneficiary or dependent (as defined in Section 152(a) of the Code), (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Administrator, in its sole and absolute discretion as defined by Section 409A of the Code.
ARTICLE 3.

ELIGIBILITY; DEFERRAL ELECTION; CONVERSION OF ANNUAL FEES
1.1Eligibility Requirements. Any Nonemployee Director shall become a Participant on the Enrollment Date coincident with or next following his or her selection by the Administrator and notification thereof.
1.2Ineligible Participant. If the Administrator determines that a Participant is no longer eligible to participate in the Plan, the Participant’s Deferral Election shall terminate and he or she shall make no more contributions under the Plan until it is again determined that he or she is eligible to participate. The Account of such a Participant shall continue to be adjusted pursuant to the provisions of Article 4 until the Account is distributed under Article 5.
1.3Opportunity to Defer. A Participant may elect to defer payment of a portion of the Compensation otherwise payable to him or her for services to be rendered after his or her Participation Date by any dollar amount or whole percentage of his or her Compensation (subject to such limits and restrictions as to any dollar amount or percentage as may be established from time to time by the Administrator), such amount to be credited to his or her Account under the Plan, subject to any adjustments made pursuant to Section 3.8.
1.4Accounts. A Cash Deferred Account or a Stock Deferred Account shall be established for each Participant by the Company as of the effective date of such Participant’s first

Deferral Election of his or her Cash Compensation or Stock Compensation, respectively. A Restricted Stock Unit Account shall be established for each Participant by the Company as of the effective date of such Participant’s first Deferral Election in which the Participant elects to convert a portion of his or her Cash Compensation into Converted Restricted Stock Units.
1.5Deferral Elections.
(a)The initial Deferral Election of a new Participant with respect to Compensation shall be made by written notice signed by the Participant and delivered to the Company not later than thirty (30) days after the Participant first becomes eligible to participate in the Plan or any other plan maintained by the Company that provides for the deferral of the Participant’s compensation; provided, however, subject to Section 3.5(b), such initial Deferral Election shall not apply to any portion of his or her Compensation earned for service prior to the date such election form is filed with the Company. Any subsequent Deferral Elections shall be made by written notice signed by the Participant and delivered to the Company not later than the last day of the month prior to the next succeeding Plan Year or such other date specified by the Administrator, but in all cases before the first day of the next succeeding Plan Year, and shall be effective on the first day of such succeeding Plan Year with respect to Compensation to be earned in such subsequent Plan Year. A Deferral Election with respect to the deferral of future Compensation shall be an irrevocable election for each Plan Year (and shall become irrevocable immediately prior to the Enrollment Date to which such Deferral Election relates) unless otherwise modified or revoked during the Plan Year as provided in Section 3.6. The termination of participation in the Plan shall not affect amounts (and the deemed investment earnings and losses thereon) previously deferred by a Participant under the Plan.
(b)A Deferral Election made pursuant to Section 3.5(a) shall be made on a form prescribed by the Company or by completing an electronic document or other procedures determined by the Company and the Deferral Election shall state: (i) that the Participant wishes to make an election to defer the receipt of all or a portion of his or her Compensation; (ii) the whole percentage, dollar amount, or other portion of such Compensation to be deferred; and (iii) the Specified Payment Date, if any, on which the Participant shall receive or begin to receive the distributions of his or her Accounts with respect to the Compensation deferred under such Deferral Election. Each Deferral Election with respect to Compensation shall also include the Participant’s election regarding the form of payment to be received upon his or her death, Disability, Separation from Service or applicable Specified Payment Date, such form to be either (1) a lump sum or (2) monthly, quarterly, or annual installments over a period not to exceed fifteen (15) years. The Deferral Election with respect to the form of payment shall govern the distribution of such Participant’s Account(s), except as provided in Section 3.7. If a Participant fails to specify a form of payment, his or her Account(s) shall be distributed in a lump sum.
1.6Suspension of Deferral Election. Notwithstanding the provisions of Section 3.5, the Administrator, in its sole discretion upon written application by a Participant, may authorize the suspension of a Participant’s Deferral Election in the event of an Unforeseeable Emergency. Any suspension authorized by the Administrator shall become effective as soon as practicable after the Administrator’s receipt of a suspension application, but no later than the first payroll period beginning thirty (30) days after the receipt of such suspension application. Such suspension shall be effective for the remainder of the Plan Year and shall be deemed an annual election for each succeeding Plan Year unless a subsequent Deferral Election is made with the Company pursuant to Section 3.5.
1.7Change in Form of Distribution and Specified Payment Date. If approved by the Administrator, a Participant may amend a prior Deferral Election on a form prescribed by the Company or by completing an electronic document or other procedures determined by the Company in order to change the form of the distribution of his or her Accounts and/or any Specified Payment Date (in each case, a “Subsequent Change”). A Subsequent Change shall be given effect by the Administrator only if the election to change the form of payment or the Specified Payment Date

(a) does not take effect until at least twelve (12) months after the date on which the election is made and (b) is made at least twelve (12) months prior to the date a lump sum is scheduled to be paid or, in the case of installment payments, twelve (12) months prior to the date the first payment is scheduled to be paid. Notwithstanding anything herein to the contrary, any payment with respect to which a Participant makes a Subsequent Change shall not be made before the fifth (5th) anniversary of the date on which the payment would have been made had the Participant not made the Subsequent Change.
1.8Conversion of Cash Compensation into Restricted Stock Units. Each Participant may elect in his or her Deferral Election to convert all or a portion of his or her Cash Compensation that he or she elects to defer during the applicable Plan Year pursuant to this Article 3 into Restricted Stock Units (the “Converted Restricted Stock Units”), which Converted Restricted Stock Units shall be credited to the Participant’s Restricted Stock Unit Account. In such case, the number of Converted Restricted Stock Units will equal the amount of Cash Compensation, or the portion thereof, that the Participant elects to convert into Restricted Stock Units divided by the Fair Market Value on the date on which the Cash Compensation, or the portion thereof, would be paid, and such Converted Restricted Stock Units shall be credited to the Participant’s Restricted Stock Unit Account on such date. Converted Restricted Stock Units will be granted pursuant to the terms and conditions of the 2015 Stock Incentive Plan.
ARTICLE 4.

INVESTMENT OF CASH DEFERRED ACCOUNTS;
DIVIDEND EQUIVALENTS; REPORTS
1.1Rabbi Trust. A rabbi trust (the “Trust”) may be established in connection with the Plan. In such case, the Company will transfer the Participants’ deferred Cash Compensation to the Trust. The Trust will be irrevocable and will terminate on the earlier to occur of (i) all funds having been distributed from the Trust, or (ii) the date all obligations under the Plan have been satisfied. The Trust will provide that the assets of the Trust will be distributed only to or for the benefit of the Participants or their beneficiaries unless the insolvency provisions of the Trust apply. The Company will appoint an independent trustee for the Trust and will enter into a trust agreement, in form and substance acceptable to the Company, with the Trustee. The Administrator shall select the initial independent trustee.
1.2Hypothetical Investments. Any amounts of cash credited to a Participant’s Cash Deferred Account shall be deemed to be invested in one or more hypothetical investments (“Hypothetical Investments”). Each Participant shall select Hypothetical Investments from a list of investments selected from time to time by the Administrator (“Account List”), and subject to any limitation on permissible allocations among groups of Hypothetical Investments that the Administrator may establish. The Administrator may change or discontinue any Hypothetical Investment at any time; provided that, following a Corporate Transaction, the Administrator may not change or modify the investment options existing immediately prior to such Corporate Transaction in any manner that is adverse to the Participants. In any case, the Trust may (but will not be required to) make actual investments that mirror a Participant’s Hypothetical Investments.
(a)The amounts of hypothetical income, appreciation and depreciation in value of the Hypothetical Investments shall be credited and debited to, or otherwise reflected in, such Cash Deferred Account from time to time in accordance with procedures established by the Administrator. Unless otherwise determined by the Administrator, amounts credited to a Participant’s Cash Deferred Account shall be deemed invested in Hypothetical Investments as of the date so credited. Each Participant shall assume the investment risk of the Hypothetical Investments.
(b)A Participant may allocate and reallocate amounts credited to the Participant’s Cash Deferred Account to one or more of the Hypothetical Investments authorized under the Plan with such frequency as and subject to such procedures and rules as determined by the

Administrator. The Administrator may restrict or prohibit reallocation of amounts deemed invested in specified Hypothetical Investments to comply with applicable law or regulation.
(c)Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Hypothetical Investments are to be used for measurement purposes only. A Participant’s election of any such Hypothetical Investments, the allocation of such Hypothetical Investments to his or her Cash Deferred Account, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Cash Deferred Account shall not be considered or construed in any manner as an actual investment of his or her Cash Deferred Account in any such Hypothetical Investments. In the event that the Administrator, in its discretion, decides to cause the Trustee to invest funds in any or all of the Hypothetical Investments, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Cash Deferred Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company with respect to his or her Cash Deferred Account.
1.3Dividend Equivalents. The Company may credit a Participant with Dividend Equivalents with respect to share of Class A Common Stock credited to his or her Stock Deferred Account and each Restricted Stock Unit credited to his or her Restricted Stock Unit Account. Dividend Equivalents, if any, shall be accrued and paid in cash to a Participant upon the distribution of his or her Stock Deferred Account or Restricted Stock Unit Account, as applicable. The cash value of the Dividend Equivalents shall not be credited to the Participant’s Cash Deferred Account.
1.4Participant Reports. At the end of each Plan Year (or on a more frequent basis as determined by the Administrator), a report shall be issued to each Participant who has an Account, and such report will set forth the value of each such Account and, as applicable, the number of shares of Class A Common Stock or Restricted Stock Units credited to each such Account.
ARTICLE 5.

DISTRIBUTION OF ACCOUNTS
1.1Distribution upon a Specified Payment Date. Subject to Section 5.10, if a Participant’s Deferral Election provides for distributions based on the occurrence of a Specified Payment Date, upon such Specified Payment Date, the Account(s) attributable to such Deferral Election shall be distributed to the Participant in a lump sum or, with respect to an Account for which the Deferral Election provides for a fixed schedule, shall commence to be distributed to the Participant in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election. In the event the value of any Participant’s Cash Deferred Account as of his or her Specified Payment Date is ten thousand dollars ($10,000) or less, the Cash Deferred Account shall be distributed in cash in a lump sum notwithstanding the Participant’s election to have his or her Cash Deferred Account distributed in installments under the Plan. The Cash Deferred Account shall be valued on the date a distribution is processed. All payments and deliveries due under this Section 5.1 shall be made or shall commence as soon as reasonably feasible following the Participant’s Specified Payment Date, but in no event later than thirty (30) days following the Specified Payment Date; provided that, if such thirty-day period ends in the taxable year following the year in which the Specified Payment Date occurs, the Participant shall not have the right to designate the year of payment.

1.2Distribution upon Separation From Service. Subject to 7(j), if a Participant’s Deferral Election provides for a distribution based on his or her Separation from Service, upon such Separation from Service, the Account(s) attributable to such Deferral Election shall be distributed to the Participant in a lump sum or, with respect to an Account for which the Deferral Election provides for a fixed schedule, in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election. In the event the value of any Participant’s Cash Deferred Account at the time distribution is to commence is ten thousand dollars ($10,000) or less, the Cash Deferred Account shall be distributed in cash in a lump sum notwithstanding the Participant’s election to have his or her Cash Deferred Account distributed in installments under the Plan. The Cash Deferred Account shall be valued on the date a distribution is processed. Subject to the last sentence of this Section 5.2, all payments and deliveries due under this Section 5.2 shall be made or shall commence as soon as reasonably feasible following the date of a Participant’s Separation from Service, but in no event later than thirty (30) days following such date; provided that, if such thirty-day period ends in the taxable year following the year in which the Separation from Service occurs, the Participant shall not have the right to designate the year of payment. Notwithstanding the foregoing, distributions to a Specified Employee as a result of Separation from Service, whether the distribution is made in the form of a lump sum or installments, shall not be made or the payments may not begin before the date which is six (6) months after the date of the Separation from Service, or, if earlier, the date of death of the Specified Employee.
1.3Distribution upon Death. Upon the death of a Participant prior to the payment of his or her Accounts, the balance of his or her Accounts shall be paid to the Participant’s Beneficiary in a lump sum or, with respect to an Account for which the Deferral Election provides for a fixed schedule, in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election form with such payment to be made or payments to commence in the case of installment distributions within sixty (60) days following the date of the Participant’s death; provided that, if such sixty-day period ends in the taxable year following the year in which the Participant’s death occurs, neither the Participant nor the Beneficiary shall have the right to designate the year of payment; further, provided, however, if the value of a Cash Deferred Account at the time an installment distribution is to commence is ten thousand dollars ($10,000) or less, the Cash Deferred Account shall be distributed to the Participant’s Beneficiary in a lump sum. The Cash Deferred Account shall be valued on the date a distribution is processed. If a Participant who has elected to have his or her Accounts distributed in installments under the terms of the Plan dies subsequent to the commencement of such installment payments but prior to the completion of such payments, the installments shall continue as if the Participant had not died and shall be paid to the Beneficiary.
1.4Beneficiary Designation. A Participant may designate a Beneficiary or Beneficiaries, and a contingent Beneficiary or Beneficiaries, to receive the undistributed portion of his or her Accounts if he or she dies before distribution is completed. In the event a Beneficiary designation is not on file or all designated Beneficiaries are deceased or cannot be located, payment will be made to the Participant’s estate. The Beneficiary designation may be changed by the Participant or former Participant at any time without the consent of the prior Beneficiary.
1.5Distribution upon Disability. Upon the Disability of a Participant prior to the payment of his or her Accounts, the balance of his or her Accounts shall be paid to the Participant in a lump sum or, with respect to his or her Cash Deferred Account, in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant’s Deferral Election form with such payment to be made or payments to commence in the case of installment distributions within ninety (90) days following the date on which the Participant becomes Disabled; provided that, if such ninety-day period ends in the taxable year following the year in which the Participant becomes Disabled, the Participant shall not have the right to designate the year of payment; further, provided, however, if the value of a Cash Deferred Account at the time an installment distribution is to commence is ten thousand dollars ($10,000) or less, the Cash Deferred Account shall be distributed to the Participant in a lump sum. The Cash Deferred Account shall be valued on the date a distribution is processed.

1.6Distribution upon an Unforeseeable Emergency. A Participant may request a distribution of his or her Accounts due to an Unforeseeable Emergency by submitting a written request to the Administrator accompanied by evidence to demonstrate that the circumstances being experienced qualify as an Unforeseeable Emergency. The Administrator shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a distribution due to an Unforeseeable Emergency is approved, the distribution is limited to an amount sufficient to meet the need resulting from the Unforeseeable Emergency. The allowed distribution shall be payable in the form determined by the Administrator as soon as possible after approval of such distribution.
1.7Distribution Pursuant to a Domestic Relations Order. The Administrator is authorized to make any payments directed by a Domestic Relations Order in any action in which the Plan or the Administrator has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Administrator, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.
1.8Distribution upon Corporate Transaction. Upon a Corporate Transaction, a Participant shall be paid the balance of his Accounts in a lump sum within sixty (60) days following the date on which the Corporate Transaction occurs; provided that, if such sixty-day period ends in the taxable year following the year in which the Corporate Transaction occurs, the Participant shall not have the right to designate the year of payment.
1.9Distribution in the Event of Taxation. If, for any reason, it has been determined that the Plan fails to meet the requirements of Section 409A of the Code, and the failure is not or cannot be corrected under an Internal Revenue Service correction program for such failure, the Administrator shall distribute to the Participant the portion of the Participant’s Account(s) that is required to be included in income as a result of the failure of the Plan to comply with the requirements of Section 409A of the Code.
1.10Distribution Events. Notwithstanding any provision of this Plan to the contrary, a Participant’s Account(s) shall be distributed in accordance with his or her Deferral Election made with respect to such Account. With respect to each Account, a Deferral Election shall provide for a distribution on or based on (a) the Participant’s Specified Payment Date, (b) the Participant’s Separation from Service or (c) the first to occur of the Participant’s Specified Payment Date or the Participant’s Separation from Service. Notwithstanding the foregoing, all Accounts, or, if applicable, a portion thereof, shall be distributed on or based on the first to occur of: (i) the Participant’s death, (ii) the Participant’s Disability, (iii) an Unforeseeable Emergency, (iv) the receipt of a Domestic Relations Order requiring distribution, (v) a Corporate Transaction, (vi) income inclusion due to failure to comply with Section 409A of the Code or (vii) a Plan termination pursuant to Section 7.4.
1.11Form of Distributions. Distributions made to a Participant with respect to his or her Cash Deferred Account shall be paid in cash. Distributions made to a Participant with respect to her or Stock Deferred Account shall be paid in shares of Class A Common Stock. Distributions made to a Participant with respect to his or her Restricted Stock Unit Account may, in the discretion of the Administrator, be in cash, shares of Class A Common Stock of equivalent Fair Market Value as of the date of vesting, or a combination of both.
1.12Rights as a Stockholder. Participants shall have no rights or privileges as a stockholder of the Company with respect to any shares of Class A Common Stock in respect of a Stock Deferred Account or Restricted Stock Unit Account unless and until they become owners of shares of Class A Common Stock following distribution in respect of such Account, in whole or in part, in shares of Class A Common Stock.

ARTICLE 6.

ADMINISTRATION OF PLAN; AMENDMENT
1.1Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Administrator. Each of the members shall meet the independence requirements under the then applicable rules, regulations or listing requirements adopted by The NASDAQ Stock Market or the principal exchange on which the Class A Common Stock is then listed or admitted to trading. Members of any Committee serving as Administrator may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of such Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act.
1.2Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in this Plan or by law, the Administrator shall have full power and authority: (a) to determine all questions relating to eligibility for participation in the Plan and the amount in the Account or Accounts of the Participants and all questions pertaining to claims for benefits and procedures for claim review; (b) to interpret the Plan and resolve all questions arising under the Plan, including any questions of construction; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in a Deferral Election; (e) to adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Nonemployee Directors who are foreign nationals or employed outside the United States; and (f) to make all other determinations and take such further action necessary or advisable for the administration of this Plan, but only to the extent not contrary to the express provisions of this Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under this Plan shall be final and binding on the Company and all Participants. The Administrator may, from time to time, employ other agents and delegate to them such administration duties as it deems necessary, and may, from time to time, consult with counsel.
1.3Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.
ARTICLE 7.

MISCELLANEOUS
1.1Benefits Not Alienable. Other than as provided above, benefits under this Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.
1.2Unsecured General Creditor. The Plan shall at all times be considered entirely unfunded and no provision shall at any time be made with respect to segregating assets of any Participant for payment of any amounts hereunder. The Plan constitutes a mere promise of the Company to make payments to Participants in the future and, subject to Section 4.1, Participants have rights only as unsecured general creditors of the Company.
1.3No Enlargement of Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any

Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained by the Company as a Nonemployee Director of the Company or otherwise or to otherwise interfere with any right of the Company. The Company will have no duty or obligation to any Participant to warn, advise or otherwise inform such Participant as to the time or manner of exercising any right under the Plan. The Company has no duty or obligation to reduce the tax consequences resulting from a Participant’s rights to benefits under the Plan. The payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he or she may be eligible, whether funded or unfunded, by reason of his or her employment by the Company.
1.4Amendment and Termination. The Plan may be amended, modified, or terminated by the Administrator in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to benefits under the Plan prior to such amendment, modification, or termination; further, provided, that any termination of the Plan and any distributions made in connection with such termination shall, in each case, be made in accordance with the requirements of Section 409A of the Code and Treasury Regulation Section 1.409A-3(j)(4)(ix).
1.5No Tax or Other Representations. The Company makes no representation with respect to the state, federal, financial, estate planning or the securities implications of the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.
1.6Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be governed by and determined in accordance with the laws of the State of Delaware without giving effect to conflicts-of-laws principles.
1.7Section 409A of the Code. All Accounts under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Accounts under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Administrator shall have full authority to give effect to the intent of the foregoing sentence. Notwithstanding the foregoing, neither the Company nor any member of the Board shall have any liability to any person in the event Section 409A of the Code applies to any Account in a manner that results in adverse tax consequences for the Participant or any of his or her Beneficiaries or transferees.
1.8Conflicts. In the case of any conflict or potential inconsistency between the Plan and a provision of any Account or Deferral Election, the Plan shall govern, unless otherwise determined by the Administrator.
1.9Severability. Should any provision or portion of this Plan be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Plan shall be unaffected by such holding.
1.10Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Plan and shall not be used in construing it.
1.11Electronic Delivery. Any reference herein to a “written” agreement, document or notice shall include any agreement or document delivered electronically or posted on the Company’s intranet.